UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2011

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 Fox Lane, San Jose, CA		95131
(Address of principal executive offices)		(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 15, 2011, the employment of Guy Craig Vachon, Chief Commercial Officer of Immersion Corporation (“Immersion”) by Immersion ended effective September 28, 2011.

(e) Separation Agreement with Mr. Vachon

Immersion and Mr. Vachon are parties to a Second Amended and Restated Retention and Ownership Change Event Agreement dated March 1, 2010 (the “Retention Agreement”). Immersion determined that Mr. Vachon’s separation from Immersion shall be treated as a termination without “Cause” under the Retention Agreement. Under the Retention Agreement, Mr. Vachon would be entitled to receive a severance payment in the amount of $121,095.13, representing 6 months of his current monthly base salary. In addition, he would also be entitled to payment of COBRA premiums for 6 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: September 20, 2011	By:	/s/ Amie Peters
		Name:	Amie Peters
		Title:	General Counsel